UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. )

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TC BANCSHARES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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131 South Dawson Street

Thomasville, Georgia 31792

(229) 226-3221

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD SEPTEMBER 21, 2022

Dear Shareholders,

We cordially invite you to attend a Special Meeting of Shareholders of TC Bancshares, Inc., the bank holding company of TC Federal Bank, to be held on Wednesday, September 21, 2022, at 8:30 a.m., Eastern time, at the TC Federal Bank headquarters located at 131 South Dawson Street, Thomasville, Georgia 31792

At the special meeting, shareholders will be asked to consider and vote on the following proposals:

1.
To approve the TC Bancshares, Inc. 2022 Equity Incentive Plan, which we refer to as the Equity Plan; and
2.
To approve the adjournment of the special meeting, if necessary or appropriate, to permit further solicitation of proxies in favor of the Equity Plan.

The board of directors has carefully considered the proposals and believes the Equity Plan will enhance our ability to recruit and retain qualified directors and management. Accordingly, our board of directors unanimously recommends that you vote "FOR" each proposal.

The board of directors set the close of business on July 29, 2022, as the record date to determine the shareholders who are entitled to vote at the special meeting. The enclosed proxy statement provides you with detailed information regarding the proposals to be considered at the meeting. Your vote is important. We urge you to please vote your shares now whether or not you plan to attend the meeting. You may revoke your proxy at any time before the proxy is voted by following the procedures described in the enclosed proxy statement. If you attend the meeting, you will, of course, be entitled to vote in person.

Important Notice Regarding Availability of Proxy Materials for the Special Meeting: The Notice of Special Meeting of Shareholders, the Proxy Statement and the proxy card are available free of charge online at http://annualgeneralmeetings.com/tcbancshares/.

Voting over the Internet is fast and convenient, and your vote is immediately confirmed and tabulated. You may also vote by completing, signing, dating and returning the accompanying proxy card in the enclosed return envelope furnished for that purpose. By voting over the Internet, you help us reduce postage and proxy tabulation costs.

Your vote is important, and I appreciate the time and consideration that I am sure you will give it. If you have any questions or need assistance with voting, please contact our proxy solicitor, Alliance Advisors, by calling toll-free at (888) 596-1863.

On behalf of the board of directors,
/s/ Stephanie B. Tillman
Stephanie B. Tillman

Thomasville, Georgia

August 1, 2022

131 South Dawson Street

Thomasville, Georgia 31792

PROXY STATEMENT

Special Meeting of Shareholders to be held on September 21, 2022

This proxy statement is furnished in connection with the solicitation by the board of directors of TC Bancshares, Inc., a Georgia corporation, of proxies to be voted at a Special Meeting of Shareholders, to be held on Wednesday, September 21, 2022, at 8:30 a.m., Eastern time, at the TC Federal Bank headquarters located at 131 South Dawson Street, Thomasville, Georgia 31792.

Our proxy materials include the Notice of Special Meeting of Shareholders, the Proxy Statement and the proxy card or voting instruction form, each of which is enclosed. These proxy materials are dated August 1, 2022 and were first mailed to our shareholders on or about August 5, 2022.

As used in this proxy statement, the terms “the Company,” “we,” “us” and “our” refer to TC Bancshares, Inc. and its subsidiaries. Additionally, references to the “Bank” refer to TC Federal Bank.

GENERAL INFORMATION ABOUT THE MEETING AND VOTING

Purpose of the Special Meeting

At the special meeting, shareholders will be asked to consider and vote on the following proposals:

•
a proposal to approve the TC Bancshares, Inc. 2022 Equity Incentive Plan, which we refer to as the Equity Plan; and
•
a proposal to approve the adjournment of the special meeting, if necessary or appropriate, to permit further solicitation of proxies in favor of the Equity Plan, which we refer to as the adjournment proposal.

The board of directors has carefully considered the proposals and believes the Equity Plan will enhance our ability to recruit and retain qualified directors and management. Accordingly, our board of directors unanimously recommends that you vote "FOR" the proposal to approve the Equity Plan and "FOR" the adjournment proposal.

Voting Procedures

You are receiving these proxy materials because on July 29, 2022, the record date for the special meeting, you owned shares of our common stock. As of that date, there were 4,898,350 shares of our common stock outstanding and entitled to vote. This Proxy Statement describes the matters that will be presented for consideration by our shareholders at the special meeting and provides information concerning these matters to assist you in making an informed voting decision.

Each holder of common stock is entitled to cast one vote on each matter submitted at the special meeting for each share held of record at the close of business on the record date. The shares represented by a properly submitted proxy will be voted as directed provided we timely receive your proxy. A properly executed proxy without specific voting instructions will be voted “FOR” the approval of the Equity Plan and “FOR” the adjournment proposal. A properly submitted proxy will also confer discretionary authority to vote on any other matter that may properly come before the meeting or any adjournment or postponement of the meeting.

We are not currently aware of any matters that may properly be presented other than those described in this Proxy Statement. If any matters not described in the Proxy Statement are properly presented at the meeting, the proxies will use their own judgment to determine how to vote your shares as permitted. If the meeting is adjourned, the proxies can vote your common stock at the adjournment as well, unless you have revoked your proxy instructions.

Voting Your Shares

If you hold shares in your own name, you may vote by selecting any of the following options:

•
By Internet: You may vote via the Internet 24 hours a day, seven days a week, by visiting the website indicated on the accompanying proxy card and following the on-screen instructions.
•
By Mail: If you choose to vote by proxy, simply mark your proxy card, date and sign it and return it in the postage-paid envelope provided. If you receive more than one proxy card, it means that you have multiple accounts in our stock transfer records. Please sign and return all proxy cards to be sure that ALL of your shares are voted.
•
In Person. You may choose to vote in person at the meeting. We will distribute written ballots to any shareholder of record who wishes to vote at the meeting.

If you intend to submit your proxy via the Internet, you must do so by 11:59 p.m., Eastern Time, on the day before the special meeting. If you intend to submit your proxy by mail, your completed proxy card must be received before the special meeting.

If your shares are held in the name of a bank, broker or other holder of record, you are considered the beneficial owner of shares held in “street name,” and you will receive instructions from such holder of record that you must follow for your shares to be voted. Please follow their instructions carefully. Also, please note that if the holder of record of your shares is a bank, broker or other nominee and you wish to vote in person at the special meeting, you must request a legal proxy or broker’s proxy from your bank, broker or other nominee that holds your shares and present that proxy and proof of identification at the special meeting.

Every vote is important. Accordingly, you should sign, date, and return the enclosed proxy card, or vote via the Internet, whether or not you plan to attend the special meeting. Sending in your proxy card or voting over the Internet will not prevent you from voting your shares personally at the meeting because you may subsequently revoke your proxy.

Revoking Your Proxy

If you hold shares in your own name, you may revoke your proxy and change your vote at any time before the polls close at the special meeting. You may do this by:

•
timely delivering a new valid proxy bearing a later date either by mail or electronic vote over the Internet, or
•
sending notice to G. Matthew Brown, our Corporate Secretary, at 131 South Dawson Street, Thomasville, Georgia 31792 that you are revoking your proxy, or
•
attending the meeting and voting in person.

If you hold shares in street name through a bank, broker or other holder of record, and desire to revoke your proxy, you will need to contact that party to revoke your proxy or change your vote.

Quorum and Broker Voting

A quorum is required to conduct business at the special meeting. Shareholders representing a majority of the shares entitled to be cast at the special meeting, present in person or by proxy, will constitute a quorum. In the event that a quorum is not present at the special meeting, under our bylaws, the holders of a majority of the shares represented at the special meeting may adjourn the meeting to another time and/or place as they may determine.

All shares of common stock represented at the special meeting, including shares that are represented but that vote to abstain, will be treated as present for purposes of determining the presence or absence of a quorum, but broker non-votes will not be counted for the purposes of determining whether a quorum exists.

A broker non-vote occurs when a bank, broker or other nominee is not permitted to vote on a “non-routine” matter without instructions from the beneficial owner of the shares and the beneficial owner fails to provide the bank, broker or other nominee with such instructions. Broker non-votes only count toward a quorum if at least one proposal is presented with respect to which the bank, broker or other nominee has discretionary authority. It is expected that all proposals to be voted on at the special meeting will be “non-routine” matters, and, as such, broker non-votes, if any, will not be counted as present and entitled to vote for purposes of determining a quorum at the special meeting. If your bank, broker or other nominee holds your shares of common stock in “street name,” such entity will vote your shares of common stock only if you provide instructions on how to vote by complying with the voting instruction form sent to you by your bank, broker or other nominee with this Proxy Statement.

Vote Required

The required vote for each proposal is as follows:

Proposal 1: Equity Plan Proposal

•
Vote required: Assuming a quorum is present, approval of the Equity Plan requires the affirmative vote of a majority of the shares represented in person or by proxy and entitled to vote at the special meeting.
•
Effect of abstentions and broker non-votes. If you mark “ABSTAIN” on your proxy card, it will have the same effect as a vote “AGAINST” the proposal. If you fail to vote or fail to instruct your bank, broker or other nominee how to vote at the special meeting, it will have no effect on the proposal.

Proposal 2: Adjournment Proposal

•
Vote required: The adjournment proposal requires the affirmative vote of a majority of the shares represented in person or by proxy and entitled to vote at the special meeting. No quorum is required for Proposal 2.
•
Effect of abstentions and broker non-votes. If you mark “ABSTAIN” on your proxy card, it will have the same effect as a vote “AGAINST” the proposal. If you fail to vote or fail to instruct your bank, broker or other nominee how to vote at the special meeting, it will have no effect on the proposal.

Cost of Solicitation

We will pay for the cost of this proxy solicitation. We do not intend to solicit proxies otherwise than by use of the mail or website posting, but certain of our directors, officers and other employees, without additional compensation, may solicit proxies personally or by telephone, facsimile or email on our behalf. We will make arrangements with brokerage houses, custodians, nominees and fiduciaries to forward proxy solicitation materials to beneficial owners of our common stock. We may reimburse these brokerage houses, custodians, nominees and fiduciaries for their reasonable expenses incurred in forwarding the proxy materials.

To help assure the presence in person or by proxy of the largest number of shareholders possible, we have engaged Alliance Advisors, LLC, a proxy solicitation firm, which we refer to as Alliance, to solicit proxies on our behalf. We have agreed to pay Alliance a proxy solicitation fee of approximately $6,500 plus certain expenses.

PROPOSAL 1—APPROVAL OF 2022 EQUITY INCENTIVE PLAN

On July 20, 2022 our board of directors adopted, subject to shareholder approval, the TC Bancshares, Inc. 2022 Equity Incentive Plan, otherwise referred to herein as the Equity Plan, which provides for the grant of stock options, restricted stock awards and other equity awards to our officers, employees, directors, advisors and consultants. A total of 700,000 shares of common stock have been reserved for the issuance of awards under the Equity Plan, of which 500,000 shares may be issued pursuant to stock options (all of which may be incentive stock options) and 200,000 shares may be issued pursuant to restricted stock awards. In addition, the maximum number of shares with respect to awards that may be granted to non-employee directors in a calendar year is 50,000 shares. The following summary of the material features of the Equity Plan is qualified in its entirety by reference to the copy of the Equity Plan which is attached as Appendix A to this proxy statement and is incorporated by reference into this summary.

Purpose of the Equity Plan

We believe that it is desirable to have the ability to attract and retain highly qualified personnel in part through the use of stock option grants and awards of restricted stock and to reward exceptional performance by employees through awards that encourage stock ownership and proprietary interest in the Company. Our board of directors believes that the Equity Plan provides a means whereby those individuals upon whom the responsibilities of the successful administration and management of the Company rest, and whose present and potential contributions to the Company are of importance, can acquire and maintain stock ownership, thereby strengthening their concern for the welfare of the Company. By providing such individuals with additional incentive and reward opportunities, the board of directors believes that the Equity Plan enhances the profitable growth of the Company.

Plan Highlights

The Equity Plan enables us to maintain sound corporate governance practices in granting equity awards to employees and directors that the Company believes are consistent with the interests of shareholders, including:

● Limit on Shares Issued for Full Value Awards. The Equity Plan limits the number of shares which may be issued as (i) stock options and (ii) as restricted stock awards. Under the Equity Plan, of the 700,000 authorized shares, no more than 500,000 shares may be issued upon exercise of stock options and no more than 200,000 shares may be issued upon award or vesting of restricted stock awards.

● No Liberal Share Recycling Provisions. The Equity Plan provides that the following shares will not be added back (recycled) to the aggregate Equity Plan limit: (1) shares tendered in payment of the option exercise price; and (2) shares withheld by the Company to satisfy the tax withholding obligations. The Equity Plan expressly provides that to the extent that shares are delivered pursuant to the exercise of an option, the number of underlying shares as to which the exercise related shall be counted against the number of shares available for awards under the Equity Plan, as opposed to only counting the shares issued.

● No Discount Stock Options. The Equity Plan prohibits the grant of stock options with an exercise price less than the fair market value of our stock on the date of grant. Fair market value is defined in the Equity Plan as the closing sales price of our stock on the date of grant.

● No Repricing of Stock Options. The Equity Plan prohibits the repricing of stock options without shareholder approval.

● Material Amendments to the Plan Require Shareholder Approval. The Equity Plan provides that a material amendment to the plan will not be effective unless approved by our shareholders.

● Awards Subject to Clawback. Awards granted under the Equity Plan are subject to clawback in the event of termination of the participant’s employment for cause, if the Company is required to prepare an accounting restatement due to the participant’s actions, or if the award vesting was based on incorrect performance measurement calculations.

● Independent Committee Administration. The Equity Plan will be administered by a committee of the board of directors comprised entirely of independent directors.

Administration of the Equity Plan

The Equity Plan provides that it is to be administered by the board of directors, the compensation committee of the board of directors or any other committee appointed by the board of directors to administer the Equity Plan. The board has appointed the compensation committee as the administrator of the Equity Plan until further notice is given. Any such committee shall be comprised of three or more “non-employee directors” as defined in Rule 16b-3 under the Exchange Act and “independent directors” as defined by NASDAQ Listing Rule 5605(a)(2).

Eligibility

The compensation committee has sole authority, in its discretion, to determine which officers, teammates, consultants, advisors or directors will receive awards, the number of shares of common stock to be subject to each award, and the forfeiture restrictions (as defined below) for each award. As of July 20, 2022, the Equity Plan’s effective date, there were approximately 64 persons eligible to participate in the Equity Plan, including 10 officers of the Bank, 47 non-executive employees, no eligible external consultants or advisors, and seven non-employee directors.

Shares Subject to the Equity Plan

Stock Options. The Equity Plan provides for awards of stock options and restricted stock. The compensation committee is also authorized, subject to limitations under applicable law, to issue other awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of common stock, including without limitation shares awarded purely as a “bonus” and not subject to any restrictions or conditions, awards of restricted stock units, stock appreciation rights, performance awards, performance units, phantom stock, dividend equivalents or similar rights to purchase or acquire shares, convertible or exchangeable debt securities and other rights convertible or exchangeable into shares. However, at this time, the Equity Plan defines only the material terms of the stock option and restricted stock components and we presently intend to only utilize those components.

The Equity Plan requires that stock options can only be issued at or above the fair market value per share on the date of grant. Stock options granted to participants under the Equity Plan may be either incentive stock options (ISOs) under the provisions of Section 422 of the Code, or options that are not subject to the provisions of Section 422 of the Code (Nonqualified Options). Stock options entitle the recipient to purchase shares of common stock at the exercise price specified in the award agreement. The administrator at its discretion determines the number of option shares, the term of the option, the exercise price (subject to the minimum price described above), the vesting schedule and performance conditions (if any), and any other terms and conditions. In the case of 10% shareholders who receive incentive stock options, the exercise price may not be less than 110% of the fair market value of the common stock on the date of grant. An exception to each of these requirements may be made for options that we may grant in substitution for options held by employees of companies that we acquire. In such a case, the exercise price is adjusted to preserve the economic value of the employee’s stock option from his or her former employer.

The compensation committee will determine the periods during which the options will be exercisable. However, no option will be exercisable more than 10 years after the date of grant. Payment of the exercise price of any option may be made in cash or cash equivalent, as determined by the compensation committee, to the extent permitted by law (1) by means of any cashless exercise procedure approved by the compensation committee, (2) by delivering shares of common stock already owned by the option holder, (3) by such other form of consideration as the compensation committee may determine, if permitted by applicable law, or (4) any combination of the foregoing.

Restricted Stock. Restricted stock consists of shares of common stock which are granted to the participant, subject to certain restrictions against disposition and certain obligations to forfeit such shares to us under certain circumstances. The restrictions, which may be different for each award, will be determined by the compensation committee in its sole discretion. Restricted stock awarded under the Equity Plan will be represented by a book entry registered in the name of the participant. Unless otherwise provided in an agreement, the participant will have the right to receive dividends, if any, with respect to such shares of restricted stock, to vote such shares and to enjoy all other shareholder rights, except that the participant may not sell, transfer, pledge or otherwise dispose of the restricted stock until the restrictions have expired. A breach of the terms and conditions established by the compensation committee pursuant to an award will cause a forfeiture of the award. The compensation committee expects that participants generally will not be required to make any payment for common stock received pursuant to an award, except to the extent otherwise determined by the compensation committee or required by law.

The compensation committee, in its discretion, may set restrictions on awards based upon the achievement of performance goals (collectively, the “Performance Goals”) based upon any individual participant or Company criteria or metric that the compensation committee may determine from time to time. Performance for any goal can be measured on an absolute basis (i.e., versus our budget or prior year result) or relative to a peer group or industry index, as well as over a one-year or multi-year period. In any event, the compensation committee will have the authority to adjust any Performance Goal for unusual or non-recurring events.

The compensation committee may, in its discretion, fully vest any or all equity awards awarded to a participant under an award and, upon such vesting, all option vesting conditions or forfeiture restrictions applicable to the award will terminate. Any such action by the compensation committee may vary among individual participants and may vary among awards held by any individual participant.

At the time any award is made, the Company and the participants will enter into an equity award agreement setting forth the terms of the award and such other matters as the compensation committee may determine to be appropriate. The terms and provisions of the award agreements need not be identical, and the compensation committee may, in its sole discretion, amend an outstanding award agreement at any time in any manner that is not inconsistent with the provisions of the Equity Plan.

Amendment and Termination of the Equity Plan

The board of directors may amend or terminate the Equity Plan, provided that shareholder approval will be required to (i) increase the total number of shares reserved for issuance under the Equity Plan, or (ii) change the class of recipients eligible to participate in the Equity Plan. No amendment shall adversely affect any of the rights of any holder of any award without the holder’s consent. The compensation committee may accept surrender of outstanding equity awards under the Equity Plan and grant new awards in substitution for them; provided that the compensation committee will not exchange underwater stock options without prior shareholder approval. The Equity Plan will terminate in any event five years after its effective date, but outstanding awards continue until they expire in accordance with their terms.

Authorized Shares

In the event of a stock dividend, stock split, reorganization, merger, recapitalization or other change affecting the common stock, the compensation committee will make proportionate adjustments with respect to (1) the aggregate number and kind of shares that may be issued under the Equity Plan, (2) the number, kind, and exercise price (or other cash or property) of shares issuable pursuant to each outstanding award made under the Equity Plan, and (3) the maximum number and kind of shares that may be subject to awards granted to any one individual under the Equity Plan.

If any award lapses, expires, terminates or is canceled prior to the issuance of shares thereunder or if shares of common stock covered by an award are settled in cash in a manner that some or all of the shares covered by the award are not issued, the shares subject to such awards and the unissued shares resulting from the cash settlement shall again be available for issuance under the Equity Plan. If any shares of common stock subject to an award are not delivered to a participant because the award is exercised through a reduction of shares subject to the award (i.e., “net exercised”), including if the tax withholding obligations relating to any award are satisfied by delivering shares of common stock (either actually or through attestation) or withholding shares of common stock relating to such award, the number of shares of common stock that are not delivered to the participant will no longer be available for issuance under the Equity Plan.

Forfeiture and Transferability

Awards, including the vested portion thereof, may be subject to certain forfeiture and clawback rights in the event the participant separates from service for cause, pursuant to a clawback policy, if the Bank experiences regulatory or capital issues, if a restatement of our financial results is attributable to a participant’s actions, whether intentional or negligent, or if the compensation committee determines that the vesting of an award was based on incorrect performance measurement calculations. Generally, awards are transferable only by will, by the laws of descent and distribution, or by a domestic relations order.

U.S. Federal Income Tax Consequences

The following summary of the federal income tax consequences relating to the Equity Plan is based on present U.S. federal tax laws and regulations. We cannot assure you that the laws and regulations will not change in the future and affect the tax consequences of the matters discussed in this section. This summary is not intended to be exhaustive and does not discuss the tax consequences of a participant’s death or the provisions of any income tax laws of any municipality, state or foreign country in which a participant may reside.

Tax Effects of Participation in the Equity Plan

Stock Options

There are no federal income tax consequences to the participant or us upon granting stock options. The federal tax consequences upon exercise will vary depending on whether the option is an incentive stock option or a nonqualified stock option.

Incentive Stock Options. When a participant exercises an incentive stock option, the participant will not at that time realize any income, and we will not be entitled to a deduction. However, the difference between the fair market value of the shares on the exercise date and the exercise price will be a preference item for purposes of the alternative minimum tax. The participant will recognize capital gain or loss at the time of disposition of the shares acquired through the exercise of an incentive stock option if the shares have been held for at least two years after the option was granted and one year after it was exercised. We will not be entitled to a tax deduction if the participant satisfies these holding period requirements. The net federal income tax effect to the holder of the incentive stock options is to defer, until the acquired shares are sold, taxation on any increase in the shares’ value from the time of grant of the option to the time of its exercise, and to tax such gain, at the time of sale, at capital gain rates rather than at ordinary income rates.

If the holding period requirements are not met, then upon sale of the shares the participant generally recognizes as ordinary income the excess of the fair market value of the shares at the date of exercise over the exercise price stated in the award agreement. Any increase in the value of the shares subsequent to exercise is long or short-term capital gain to the participant depending on the participant’s holding period for the shares. However, if the sale is for a price less than the value of the shares on the date of exercise, the participant might recognize ordinary income only to the extent the sales price exceeded the option price. In either case, we are entitled to a deduction to the extent of ordinary income recognized by the participant.

Nonqualified Stock Options. Generally, when a participant exercises a nonqualified stock option, the participant recognizes income in the amount of the aggregate market price of the shares received upon exercise less the aggregate amount paid for those shares, and we may deduct as an expense the amount of income so recognized by the participant. The holding period of the acquired shares begins upon the exercise of the option, and the participant’s basis in the shares is equal to the market price of the acquired shares on the date of exercise.

Restricted Stock

Under the Code as presently in effect, a participant generally will not recognize any income for federal income tax purposes at the time an award of restricted stock is made, nor will we be entitled to a tax deduction at that time, unless the participant elects to recognize income at the time that award of restricted stock is made. If the participant does not make such election, the value of the common stock will be taxable to the participant as ordinary income in the year in which the restrictions lapse with respect to such shares of stock. We have the right to deduct, in connection with all awards, any taxes required by law to be withheld and to require any payments required to enable it to satisfy our withholding obligations. We will generally be allowed an income tax deduction equal to the ordinary income recognized by the participant at the time of such recognition.

Additional Tax Matters

Unless otherwise determined in an award agreement, in the event of a change in control, as defined in the Equity Plan: (1) each outstanding award will become fully vested and, if applicable, exercisable, (2) the restrictions, payment conditions, and forfeiture conditions applicable to any such award granted will lapse, and (3) any performance conditions imposed with respect to awards will be deemed to be fully achieved. Under Section 280G of the Code, we may not deduct certain compensation payable in connection with a change of control. The acceleration of vesting of awards in conjunction with a change in control of the Company may be limited under certain circumstances thereby avoiding nondeductible payments under Section 280G. In addition, Code Section 409A applies to any award that constitutes nonqualified deferred compensation, and imposes a 20% excise tax on the participant, in addition to current income inclusion and interest at the underpayment rate plus 1%. While most awards under the Equity Plan are anticipated to be exempt from the requirements of Code Section 409A, awards not exempt are intended to comply with Code Section 409A.

Compliance with Section 409A of the Code

Section 409A of the Code governs certain types of non-qualified deferred compensation. The Equity Plan contemplates both deferred compensation that is subject to Section 409A and deferred compensation that is not subject to Section 409A. The Equity Plan requires that it be administered so that neither it nor any grant granted under it violates Section 409A of the Code. Accordingly, the compensation committee is required to structure all grants so that they are either exempt from or comply with Section 409A of the Code, and the board of directors and the compensation committee are permitted, within the bounds of the Equity Plan and applicable law, including Section 409A of the Code, to interpret the Equity Plan and/or any grant agreement, and to make any and all amendments to the Equity Plan or any grant agreement, to ensure that all grants are either exempt from or comply with Section 409A.

Future Awards

We currently have no plans, proposals, or arrangements, written or otherwise, at this time to grant any awards under the Equity Plan. Because no awards have been granted under the Equity Plan as of the date of this proxy statement and all awards will be granted at the discretion of the compensation committee, it is not possible for us to determine and disclose the benefits, or amount, of awards that may be granted to the named executive officers and the executive officers as a whole, if the Equity Plan is approved by our shareholders.

Interests of Certain Persons in Proposal

Our named executive officers and non-employee directors are or will be eligible to receive awards under the Equity Plan.

Reasons for Authorization and Vote Required

The Equity Plan is being submitted to the shareholders for approval pursuant to Section 422 of the Code and the rules of The NASDAQ Stock Market. Assuming a quorum is present, approval of the Equity Plan requires the affirmative vote of a majority of the shares represented in person or by proxy and entitled to vote at the special meeting.

The board of directors recommends that you vote “FOR” the approval of the TC Bancshares, Inc. 2022 Equity Incentive Plan.

PROPOSAL 2—APPROVAL OF ADJOURNMENT PROPOSAL, IF NECESSARY

In the event there are not sufficient votes at the time of the special meeting to approve the Equity Plan, our board of directors may propose to adjourn the special meeting to a later date or dates in order to permit the solicitation of additional proxies. The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice will be given unless the meeting is adjourned and a new record date is set.

In order to permit proxies that have been received by us at the time of the special meeting to be voted for an adjournment, if necessary, we have submitted this proposal to you as a separate matter for your consideration. In this proposal, we are asking you to authorize the holder of any proxy solicited by our board of directors to vote in favor of adjourning the special meeting and any later adjournments. If shareholders approve this adjournment proposal, we could adjourn the special meeting, and any adjourned session of the special meeting, to use the additional time to solicit additional proxies in favor of approval of the Equity Plan, including the solicitation of proxies from shareholders who have previously voted against the proposal. Among other things, approval of the adjournment proposal could mean that, even if proxies representing a sufficient number of votes against the proposal to approve the Equity Plan have been received, we could adjourn the special meeting without a vote and seek to convince the holders of those shares to change their votes to votes in favor of the plan.

The board of directors unanimously recommends that you vote "FOR" adjournment of the special meeting, if necessary to solicit additional votes.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of July 29, 2022, by each director or nominee for director, by each named executive officer, by all of our directors, director nominees and executive officers as a group.

Unless otherwise noted below, the address of each beneficial owner listed in the table is c/o TC Bancshares, Inc., 131 South Dawson Street, Thomasville, Georgia 31792. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the tables below have sole voting and investment power with respect to all shares of our common stock that they beneficially own, subject to applicable community property laws. We have based our calculation of the percentage of beneficial ownership on 4,898,350 shares of common stock outstanding as of July 29, 2022. Beneficial ownership has been determined for this purpose in accordance with Rule 13d‑3 under the Exchange Act, under which a person is deemed to be the beneficial owner of securities if he or she has or shares voting power or investment power with respect to such securities or has the right to acquire beneficial ownership of securities within 60 days of July 29, 2022.

Name	Shares Beneficially Owned		Percent of Class
Directors and named executive officers:
G. Matthew Brown	6,025		*
Joshua Travis Bryant	15,000		*
Peter A. DeSantis, III	13,000		*
Charles M. Dixon	20,000		*
Gregory H. Eiford	11,334	(1)	*
Nathan L. Higdon	11,010	(2)	*
Jefferson L. Johnson	10,200		*
Linda K. Palmer	5,900	(3)	*
Fortson T. Rumble	25,000		*
Stephanie B. Tillman	10,000		*
All directors and executive officers as a group (11 persons)	127,469		2.6%

* Denotes ownership of less than 1%.

(1) Includes 1,334 shares allocated under the TC Federal Bank ESOP.

(2) Includes 1,010 shares allocated under the TC Federal Bank ESOP.

(3) Includes 900 shares allocated under the TC Federal Bank ESOP.

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of July 29, 2022, by each person known by the Company to be the beneficial owner of more than 5% of the Company’s issued and outstanding common stock. The information below is from Schedule 13G filings reporting holdings as of December 31, 2021.

	Shares Beneficially
Name	Owned	Percent of Class
TC Federal Bank Employee Stock Ownership Plan	391,686	8.0%
c/o TC Bancshares, Inc. 131 South Dawson Street Thomasville, Georgia 31792

EXECUTIVE COMPENSATION

Compensation of Executive Officers

Our “named executive officers” are the individuals who served as our principal executive officer, our two other most highly compensated executive officers who were serving as executive officers at the end of 2021, and one additional officer who would have been among those two other most highly compensated executive officers had he been serving as an executive officer at the end of 2021. Our named executive officers as of December 31, 2021 are noted in the following table, along with their positions:

Name	Title
Gregory H. Eiford	President and Chief Executive Officer
Linda K. Palmer	Executive Vice President and Chief Financial Officer
Nathan L. Higdon	Executive Vice President and Senior Lender
Noel Ellis (1)	Former Executive Vice President and Chief Credit Officer
(1)
Under applicable SEC rules, although Mr. Ellis’ employment with us ended effective May 4, 2021, he is included because he would have been one of our most highly compensated executive officers for 2021 had he been serving as an executive officer on December 31, 2021.

Summary Compensation Table

The following table sets forth information concerning all compensation awarded to, earned by or paid to our named executive officers for all services rendered in all capacities to us and our subsidiaries for the fiscal years ended December 31, 2021 and 2020, as applicable.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	All Other Compensation ($)(2)	Total ($)
Gregory H. Eiford	2021	248,846	62,543	42,384	353,773
President, Senior Lending Officer	2020	220,000	37,698	29,469	287,167
Linda K. Palmer	2021	176,106	43,615	25,052	244,773
Executive Vice President and Chief Financial Officer (3)
Nathan L. Higdon	2021	174,423	21,972	28,062	224,457
Executive Vice President and Senior Lender (3)
Noel A. Ellis	2021	192,675	25,447	7,212	225,334
Former Executive Vice President, Chief Credit Officer(4)	2020	204,594	25,668	16,120	246,382

(1)
For 2021, reflects a cash bonus granted to all staff (approximately $200) and bonuses paid pursuant to the TC Federal Officer Incentive Program
(2)
All Other Compensation as reported in this column includes: 401(k) discretionary profit sharing contributions, 401(k) company match contributions, TC Federal Bank Employee Stock Ownership Plan contributions, country club memberships and other perquisites and personal benefits each less than $10,000 individually (auto allowances and phone allowances). The amounts of All Other Compensation for 2021 are detailed in the table below. Employee directors do not receive any additional compensation for service as a director.

Name	401(k) Profit Sharing Contribution ($)	401(k) Match ($)	ESOP Contribution ($)	Country Club Memberships ($)	Other Perquisites and Personal Benefits Less Than $10,000 Individually ($)	Total All Other Compensation ($)
Eiford	1,537	6,148	17,810	10,289	6,600	42,384
Palmer	2,192	8,780	13,480	-	600	25,052
Higdon	1,650	6,601	12,011	-	7,800	28,062
Ellis	1,054	4,081	-	-	2,077	7,212

(3)
Ms. Palmer and Mr. Higdon qualified as named executive officers for the first time in 2021.
(4)
Mr. Ellis resigned as Executive Vice President, Chief Credit Officer effective May 4, 2021.

Narrative to Summary Compensation Table

Employment Agreements with Messrs. Eiford and Higdon. The Bank has entered into employment agreements with Mr. Eiford. and Mr. Higdon. The agreements have an initial term of three years with optional one-year renewals thereafter. The current term of Mr. Eiford’s employment agreement will expire on January 1, 2024, and the current term of Mr. Higdon’s employment agreement will expire on March 24, 2025.

Under his employment agreement, Mr. Eiford is entitled to an annual base salary of $250,000. The Compensation Committee will review his base salary at least annually to determine whether an increase is appropriate. In addition to base salary, he is entitled to participate in bonus and incentive programs and other benefit plans available to management employees and will be reimbursed for all reasonable business expenses incurred. Under his employment agreement, Mr. Higdon is entitled to an annual base salary of $205,000. The Bank’s board of directors will review his base salary at least annually to determine whether an increase is appropriate. In addition to base salary, Messrs. Eiford and Higdon are entitled to participate in bonus and incentive programs and other benefit plans available to management employees and will be reimbursed for all reasonable business expenses incurred. They are also each entitled to reimbursements for regular membership dues to a single country club and a monthly automobile allowance.

Under Mr. Eiford’s employment agreement, if the Bank terminates his employment for “cause,” as that term is defined in the employment agreement, he will not receive any compensation or benefits after the termination date other than compensation and benefits that have accrued or vested through the date of the termination. If the Bank terminates his employment without cause or if he terminates employment for “good reason,” as that term is defined in the employment agreement, he will be entitled to severance payments paid over the next twelve (12) months in an aggregate amount equal to his base salary. If the termination of employment occurs during the term of the employment agreement but following a “change in control,” as defined in the employment agreement, he will be entitled to an additional severance payout equal to two times the sum of current base salary and average bonus paid during the prior three (3) years immediately preceding the change in control in a lump sum payment.

Under Mr. Higdon’s employment agreement, if the Bank terminates his employment for “cause,” as that term is defined in the employment agreement, he will not receive any compensation or benefits after the termination date other than compensation and benefits that have accrued or vested through the date of the termination. If the Bank terminates his employment without cause or if he terminates employment for “good reason,” as that term is defined in the employment agreement, he will be entitled to severance payments paid over the next twelve (12) months in an aggregate amount equal to his base salary. If the termination of employment occurs during the term of the employment agreement but following a “change in control,” as defined in the employment agreement, he will be entitled to an additional severance payout equal to the sum of current base salary and average bonus paid during the prior three (3) years immediately preceding the change in control in a lump sum payment.

Each employment agreement also contains confidentiality and proprietary information protections in favor of the Bank as well as certain post-employment obligations (non-competition and non-solicitation) that may apply for twelve (12) months following a termination of employment depending on the nature of the termination.

TC Federal Officer Incentive Program. The Bank maintains the TC Federal Officer Incentive Program as an annual bonus plan to focus officers on achieving and possibly exceeding the Bank’s annual performance objectives consistent with safe and sound operations of the bank. Under the Officer Incentive Program, the Compensation

Committee retains full discretion to set the final bonus amount. The Compensation Committee seeks to recognize achievement of annual financial targets based upon the Bank’s budget, setting performance targets at levels that are determined to be reasonable and achievable. In setting the named executive officers’ awards, the Compensation Committee considered a number of financial metrics, including net income, deposits (volume and accounts), and the Bank’s efficiency ratio, as well as more subjective components, including the achievement of individual achievement goals.

Based on the above performance measures and the Compensation Committee’s assessment of individual performance, the 2021 cash incentive payments were awarded as follows relative to the 2021 target value:

Name	Opportunity as Percentage of Salary	2021 Total Payout Percentage	Calculated Incentive Program Payment	2021 Officer Incentive Program Payout
Gregory H. Eiford	30%	120%	36%	90,000
Linda K. Palmer	20%	120%	24%	42,372
Nathan L. Higdon	20%	120%	24%	42,000
Noel A. Ellis	0%	0%	0%	-

Supplemental Executive Retirement Plans. The Bank has entered into supplemental executive retirement agreements (each a “SERP”) with each of the named executive officers, whereby a specified annual benefit ($100,000 for Mr. Eiford, $35,000 for Ms. Palmer and $75,000 for Mr. Higdon) is payable monthly upon a normal retirement for a period of ten years. Each SERP is a nonqualified deferred compensation arrangement that conditions payment of the full normal retirement benefit upon an officer’s attaining normal retirement age while in the service of the bank. Mr. Eiford and Ms. Palmer are currently fully vested in their respective SERP agreements, while Mr. Higdon is 80% vested in his SERP agreement. Each SERP provides (a) a lump sum early termination benefit in an amount equal to the product of the accrued balance and the executive’s vesting percentage and (b) a lump sum benefit upon permanent disability or a termination in connection with a change in control in an amount equal to the executive’s accrued balance. In the event an executive is terminated for cause (as defined in the SERP), the executive will forfeit any and all benefits to which the executive would otherwise be entitled to receive under the SERP. In the event an executive dies prior to the occurrence of an event triggering a benefit, then no benefits shall be paid under the SERP; in the event an executive dies while the SERP is being paid out, the executive’s beneficiary shall receive a lump sum payment of any remaining accrual balance. As of December 31, 2021, the present values of the vested accrued benefit were as follows: Mr. Eiford, $67,527; Ms. Palmer $135,837; Mr. Higdon $40,716; Mr. Ellis, $0. The SERP constitutes an unfunded, unsecured promise by the Bank to make payments in the future.

Split Dollar Life Insurance Agreements. The Bank has entered into split dollar life insurance agreements with each of the named executive officers, pursuant to which each executive is entitled to designate for a beneficiary, in the event such executive dies prior to triggering payment under such executive’s SERP, an amount equal to the executive’s present value of remaining obligations under such executive’s SERP determined as of the executive’s death.

Frozen Defined Benefit Plan. The Bank sponsors a tax-qualified defined benefit retirement plan. Effective March 31, 2019, eligibility for the plan was frozen so that no employee who was not then a participant in the plan could later become a participant and to freeze benefit accruals for all existing participants. For existing participants, the plan provides for retirement payments based on a formula using a participant’s years of creditable service and highest three years of annual compensation. Mr. Eiford is entitled to a $25,919 annual benefit, and Mr. Higdon is entitled to a $13,441 annual benefit, each upon retirement at age 65.

401(k) Plan. The Bank maintains the TC Federal Bank 401(k) Profit Sharing Plan, a tax-qualified defined contribution plan for eligible employees (the “401(k) Plan”). The named executive officers are eligible to participate in the 401(k) Plan just like other employees. An employee must complete one month of service to be eligible to participate in the 401(k) Plan.

Under the 401(k) Plan a participant may elect to defer, on a pre-tax basis, the maximum amount as permitted by the Internal Revenue Code. For 2021, the salary deferral contribution limit is $19,500, provided, however, that a participant at least age 50 may contribute an additional $6,500 to the 401(k) Plan for a total of $26,000. In addition to salary deferral contributions, the Bank makes matching contributions equal to 100% of the first 3% of pay a participant contributes to the 401(k) Plan as salary deferrals and 50% of the next 2% of such pay. The Bank may also make discretionary profit sharing contributions to the 401(k) Plan to participants who satisfy applicable service requirements for the applicable plan year. The Bank made both matching and profit sharing contributions to the 401(k) Plan for the plan year ended December 31, 2021. A participant is always 100% vested in his or her salary deferral contributions and matching contributions. Profit sharing contributions vest on a graduated basis after six years of a participant’s service with the Bank. As a general rule, unless the participant elects otherwise, the participant’s account balance will be distributed in a lump sum as soon as practicable following the participant’s termination of employment. Expense recognized in connection with the 401(k) Plan totaled approximately $210,000 for the fiscal year ended December 31, 2021.

Employee Stock Ownership Plan. In connection with the conversion, we adopted an employee stock ownership plan for eligible employees. The named executive officers are eligible to participate in the employee stock ownership plan as eligible employees. Eligible employees will begin participation in the employee stock ownership plan as early as the effective date of the conversion. Following the conversion, the normal eligibility rules will provide for bi-annual entry dates following an eligible employee’s completion of one year of service and attainment of age 21. Participants who were employed by TC Federal Bank immediately prior to the offering will receive credit for eligibility purposes for years of service prior to adoption of the employee stock ownership plan.

The trustee will hold the shares purchased by the employee stock ownership plan in an unallocated suspense account, and shares will be released from the suspense account on a pro-rata basis as the loan is repaid. The trustee will allocate the shares released among participants on the basis of each participant’s proportional share of eligible compensation relative to all participants. A participant will be 0% vested in his or her account balance until completing two years of service. Participants who were employed by the Bank immediately prior to the offering received credit for vesting purposes for years of service prior to adoption of the employee stock ownership plan. Participants also will become fully vested prior to completion of two years of service upon normal retirement, death or disability, a change in control, or termination of the employee stock ownership plan. As a general rule, participants may elect to have distributions from the employee stock ownership plan be made or commence upon the participant’s termination of employment, subject to certain restrictions and limitations provided by the terms of the plan. The employee stock ownership plan reallocates any unvested shares forfeited upon termination of employment among the remaining participants.

The employee stock ownership plan permits participants to direct the trustee as to how to vote the shares of common stock allocated to their accounts. The trustee will vote unallocated shares and allocated shares for which participants do not timely provide instructions on any matter in the same ratio as those shares for which participants provide timely instructions, subject to fulfillment of the trustee’s fiduciary responsibilities.

Under applicable accounting requirements, the Bank will record a compensation expense for the employee stock ownership plan at the fair market value of the shares as they are committed to be released from the unallocated suspense account to participants’ accounts, which may be more or less than the original issue price. The compensation expense resulting from the release of the common stock from the suspense account and allocation to plan participants will result in a corresponding reduction in the earnings of TC Bancshares, Inc.

Director Compensation

We do not pay our “inside” employee-director any additional compensation for his service as a director. Our non-employee directors earn an annual retainer of $15,000, and our chairman receives an additional chairman fee of $10,000 per year and our vice chairman receives an additional vice chairman fee of $4,000. Our non-employee directors also receive fees of $750 per board meeting and $200 per meeting for committee meetings. Chairmen of committees receive an additional fee of $200 per meeting, except for the audit committee chair, who receives an additional fee of $500 per meeting. The following table sets forth for the year ended December 31, 2021 certain information as to the total remuneration paid to our non-employee directors.

Mr. Brown served as Chief Executive Officer of the Bank until he retired on December 31, 2020. In 2021, Mr. Brown provided consulting work to the Bank. In that capacity, he received $75,000 in compensation. In connection with his prior service as an employee of the Bank, the Bank has entered into a SERP with Mr. Brown, whereby an annual benefit of $60,000 is payable upon a normal retirement at age 72 for a period of ten years. Mr. Brown is fully vested in his SERP agreement. The present value of the vested accrued benefit for Mr. Brown as of December 31, 2021 was $304,786.

Name	Fees Earned or Paid in Cash ($)	All Other Compensation ($)	Total ($)
G. Matthew Brown	30,000	75,000	105,000
Peter A. DeSantis, III	32,300	-	32,300
Charles M. Dixon	33,200	-	33,200
Jefferson L. Johnson	40,700	-	40,700
Fred E. Murphy, IV	28,200	-	28,200
Fortson T. Rumble	31,300	-	31,300
Stephanie B. Tillman	41,650	-	41,650

Non-Employee Director Retirement Plan

Prior to 2020, the Bank had a practice of paying directors who retire at or after age 70 with at least 15 years of service a monthly benefit of $875 for life. In 2020, the board of directors decided to freeze the practice so that no director joining the board of directors after November 1, 2019 would be eligible for this post-retirement benefit. In addition, the board of directors decided to formalize and modify the practice. As formalized, the Non-Employee Director Retirement Plan will continue unchanged the current payments to retired directors and to any then existing director who, as of November 1, 2019, had attained at least the age of 70 while serving on the board of directors with at least fifteen 15 years of service. With respect to all other then existing directors, the Plan limits payment of the monthly benefit to a period of no more than 10 years. Then existing directors will qualify for the modified post-retirement benefit if they retire at or after age 65 with at least 10 years of service. The Plan further provides for an actuarially equivalent lump sum payout of unpaid amounts in the event of a change in control of the Company. Of the current directors of the Company, Mr. Brown, Mr. DeSantis and Mr. Eiford each joined the board subsequent to November 1, 2019, and are thus ineligible to participate in the director retirement plan. Mr. Dixon, Mr. Johnson, Mr. Rumble, and Ms. Tillman are each eligible for not more than 10 years of retirement benefits. As of December 31, 2021, we had a total post-retirement defined benefit obligation of approximately $498,000.

HOUSEHOLDING

The SEC’s proxy rules permit companies and intermediaries, such as brokers and banks, to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement to those shareholders. This method of delivery, often referred to as householding, should reduce the amount of duplicate information that shareholders receive and lower printing and mailing costs for companies. The Company and certain intermediaries are householding proxy materials for shareholders of record in connection with the special meeting. This means that:

•
Only one Notice of Special Meeting of Shareholders and Proxy Statement will be delivered to multiple shareholders sharing an address unless you notify your broker or the Company to the contrary.
•
You can contact us by calling (229) 226-3211 or writing the Corporate Secretary, G. Matthew Brown, at PO Box 1197, Thomasville, Georgia 31799 to request a separate copy of the proxy materials for future meetings or, if you are currently receiving multiple copies, to receive only a single copy in the future. You can also contact your broker to make a similar request.

DIRECTOR NOMINATIONS AND SHAREHOLDER PROPOSALS

A shareholder that intends to present business at an annual meeting of shareholders must comply with the requirements set forth in our Bylaws as described below.

Director Nominations. In accordance with our Bylaws, shareholder nominations for directors shall be made in writing and delivered to our Secretary at our principal office, currently located at 131 South Dawson Street, Thomasville, Georgia 31792, between 90 and 100 days prior to the anniversary of the prior year’s annual meeting.

Shareholder Proposals. To be considered for inclusion in our proxy materials relating to the 2023 annual meeting of shareholders, eligible shareholders must submit proposals that comply with Rule 14a-8 under the Exchange Act and other relevant SEC regulations for our receipt by December 2, 2022. Additionally, our Bylaws provide that only such business that is properly brought before the annual meeting of shareholders shall be conducted at such meeting. In order for a shareholder proposal to be properly brought before an annual meeting pursuant to our Bylaws, our Bylaws require a notice of the shareholder proposal that includes: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the name and address of such shareholder as they appear on our books and of the beneficial owner, if any, on whose behalf the proposal is made; (iii) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by such shareholder and such beneficial owner; (iv) a description of all arrangements or understandings between such shareholder and any other person or persons (including their names) in connection with the proposal of such business by such shareholder and any material interest of such shareholder in such business; and (v) a representation that such shareholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting. Our Secretary must receive the proposal at our principal office, currently located at 131 South Dawson Street, Thomasville, Georgia 31792, between 90 and 100 days prior to the anniversary of the prior year’s annual meeting.

The proxies of the Company’s management are permitted to use their discretionary authority with respect to proposals that are not timely submitted in accordance with our Bylaws and the SEC rules.

__________

Thomasville, Georgia

August 1, 2022

Appendix A

TC BANCSHARES, INC.

2022 EQUITY INCENTIVE PLAN

Section 1. General Purpose of Plan; Definitions.

The name of this plan is the TC Bancshares, Inc. 2022 Equity Incentive Plan (the “Plan”). The Plan was approved by the Board of Directors on July 20, 2022 (the “Effective Date”) and subsequently adopted by the shareholders of TC Bancshares, Inc. on September 21, 2022. The purpose of the Plan is to enable the Company and its Subsidiaries to attract and retain highly qualified personnel who will contribute to the Company’s success and to provide incentives to Participants to increase shareholder value and therefore further align the interests of the Participants with those of the shareholders to benefit all shareholders of the Company.

For purposes of the Plan, the following terms shall be defined as set forth below:

(a) “Administrator” means the Committee, under the terms as set forth in more detail in Section 2 below and except as limited by the express provisions of the Plan or by resolutions adopted by the Board.

(b) “Award” means any award granted under the Plan as further described in Sections 6, 7 and 8 below including Incentive Stock Options, Nonqualified Stock Options, Restricted Stock and other Stock-Based Awards.

(c) “Award Agreement” means, with respect to each Award, the signed written agreement between the Company and the Participant setting forth the terms and conditions applicable to the Award.

(d) “Board” means the Board of Directors of the Company.

(e) “Cause” means the meaning ascribed to such term in the Participant’s written employment, consulting, salary continuation or similar agreement with the Company or, if “Cause” is not defined therein, or if there is no such agreement, “Cause” shall mean termination by the Company on account of acts or omissions of fraud, dishonesty, incompetence, willful misconduct, any breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, or regulation (other than traffic violations, regulations that do not adversely affect the Company or its employees, or similar offenses) or final cease-and-desist order, or material breach of any provision of an agreement with the Company. In determining incompetence, the acts or omissions shall be measured against standards generally prevailing in the community banking industry. No act or failure to act shall be considered “willful” unless done, or omitted to be done, not in good faith and without reasonable belief that the Participant’s action or omission was in the best interest of the Company. The determination of “Cause” may be made by the Administrator solely for purposes of this Plan and without regard to any other purpose of the Company.

(f) “Change in Control” means the first to occur of any one of the events:

(i) the date any Person (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934 (the “Exchange Act”) and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) or more than one Person acting as a group (as determined under Treasury Regulation §1.409A-3(i)(5)(v)(B), acquires ownership of the stock of the Company that, together with stock held by such Person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company. This section applies only when there is a transfer of stock of the Company (or issuance of stock of the Company) and stock in the Company remains outstanding after the transaction;

(ii) the date that individuals who, as of the beginning of the prior 12-month period ending on such date, constituted the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of a majority of the directors then comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be considered as though such individual were a member of the Incumbent Board, but excluding or this purpose any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii) the date that any Person or more than one Person acting as a group (as defined under Treasury Regulation §1.409A-3(i)(5)(v)(B)) acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person or Persons) assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all assets of the Company immediately before such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

Notwithstanding the foregoing, a Change in Control shall only be deemed to have occurred if the Change in Control otherwise constitutes a change in the ownership of the Company, or a change in the ownership of a substantial portion of the assets of the Company, within the meaning of Section 409A of the Code and the regulations and rulings thereunder (“Section 409A”).

In addition, a Change in Control will not include (1) a transaction in which the holders of the outstanding voting securities of the Company immediately prior to the transaction hold at least 50% of the outstanding voting securities of the successor company immediately after the transaction; (2) any transaction or series of transactions principally for bona fide equity financing purposes in which cash is received by the Company or any successor company or indebtedness of the Company is cancelled or converted or a combination thereof, (3) a sale, lease, exchange or other transfer of all or substantially all of the Company’s assets to a majority-owned subsidiary company; or (4) a transaction undertaken for the principal purpose of restructuring the capital of the Company, including, but not limited to, reincorporating the Company in a different jurisdiction. Also, when a Change in Control occurs due to a series of related transactions, the Change in Control is deemed to have occurred upon consummation of the last of the related transactions.

(g) “Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

(h) “Committee” means the Compensation Committee of the Board or, if applicable, any other committee the Board may appoint to administer the Plan. If at any time or to any extent the Committee shall not administer the Plan, then the functions of the Administrator specified in the Plan may be exercised by the Board. The Committee shall be comprised of three or more “non-employee directors” as defined in Rule 16b-3 under the Securities Exchange Act of 1934 and “independent directors” as defined by NASDAQ Listing Rule 5605(a)(2

(i) “Common Stock” or “Stock” means the common stock, par value $0.01 per share, of the Company.

(j) “Company” means TC Bancshares, Inc., a Georgia corporation (or any successor corporation that assumes this Plan, either contractually or by operation of law).

(k) “Eligible Recipient” means an officer, director, employee, consultant, or advisor (including a member of an advisory board) of the Company or any subsidiary of the Company.

(l) “Exercise Price” means the per share price at which a Participant holding an Award of Options may purchase Shares issuable with respect to such Award of Options, if any.

(m) “Fair Market Value” on any date shall mean:

(i) if the Common Stock is readily tradable on an established securities market (as defined in Treasury Regulation §1.897-1(m)) (other than if the Common Stock is quoted on an over-the-counter market), the closing sales price of the Common Stock on such date on the securities exchange having the greatest volume of trading in the Common Stock during the 30-day period preceding the day the value is to be determined or, if there is no reported closing sales price on such date, the next preceding date on which there was a reported closing price; or

(ii) if the Common Stock also is not readily tradable on an established securities market (as defined in Treasury Regulation §1.897-1(m)) (e.g., the Common Stock is quoted on an over-the-counter market), the fair market value as determined in good faith by the Board or the Committee by application of a reasonable valuation method consistently applied and taking into consideration all available information material to the value of the Company; factors to be considered may include, as applicable, independent third party valuations of the Common Stock, trading activity of the Common Stock known by the Board or the Committee, whether on the over-the-counter market or through private transactions, the value of the tangible and intangible assets of the Company, the present value of future cash-flows of the Company, the market value of stock or equity interests in similar corporations which can be readily determined through objective means (such as through trading prices on an established securities market or an amount paid in an arm’s length private transaction), and other relevant factors such as control premiums or discounts for lack of marketability. For purposes of the foregoing, a valuation prepared in accordance with any of the methods set forth in Treasury Regulation § 1.409A-1(b)(5)(iv)(B)(2) consistently used, shall be rebuttably presumed to result in a reasonable valuation. This paragraph is intended to comply with the definition of “fair market value” contained in Treasury Regulation § 1.409A-1(b)(5)(iv) and should be interpreted consistently therewith.

(n) “Grant Date” means the date on which the Administrator completes the corporate action authorizing the grant of an Award. Corporate action constituting a grant by the Administrator of an Award to any Participant shall be deemed completed as of the date of such corporate action, unless otherwise determined by the Administrator, regardless of when the instrument, certificate, or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant.

(o) “Incentive Stock Option” or “ISO” means any Option intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code.

(p) “Nonqualified Stock Option” or “NQSO” means any Option that is not an Incentive Stock Option, including any Option that provides (as of the time such Option is granted) that it will not be treated as an Incentive Stock Option.

(q) “Option” means an option to purchase Shares granted pursuant to Section 6 of the Plan.

(r) “Other Stock-Based Award” means a right granted pursuant to Section 8 of the Plan that relates to or is valued by reference to Shares or other Awards relating to Shares.

(s) “Participant” means any Eligible Recipient selected by the Administrator, pursuant to the Administrator’s authority in Section 2 of the Plan, to receive an Award.

(t) “Participating Employer” means any member of a group within the meaning of Code Section 414(b),(c),(m) or (o), which includes the Company, if such member agrees, in writing, to be bound by the terms of the Plan. Each Participating Employer is identified in Appendix A. The Company shall amend Appendix A as needed to reflect a Participating Employer’s adoption of the Plan or withdrawal from the Plan, without any need to otherwise amend the Plan. Amendment of Appendix A may be made by any authorized officer or designated representative of the Company and shall not require approval of the Board.

(u) “Performance Goals” means the performance goals established by the Administrator in connection with the grant of Awards. Performance Goals may be based upon any individual Participant or Company criteria or metric that the Administrator may determine. Performance for any goal can be measured on an absolute basis (i.e., versus the Company’s budget or prior year result) or relative to a peer group or industry index, as well as over a one-year or multi-year period. In any event, the Administrator shall have the authority to adjust any Performance Goal for unusual or non-recurring events.

(v) “Performance Period” is a period not less than one calendar year, beginning not earlier than the year in which such Performance Award is granted, which may be referred to herein and by the Administrator by use of the calendar year in which a particular Performance Period commences; provided, however, that the Administrator shall have the authority to adjust a Performance Period for unusual or non-recurring events to a period of not less than six months.

(w) “Permanent and Total Disability” shall have the same meaning as given to that term by Treasury Regulation Section 1.409A-3(i)(4) and any regulations or rulings promulgated thereunder.

(x) “Restricted Stock” means Shares subject to certain restrictions granted pursuant to Section 7 of the Plan.

(y) “Shares” means shares of Common Stock reserved for issuance under the Plan, as adjusted pursuant to Sections 3 or 4 of the Plan, and any successor security.

(z) “Substitute Awards” means Awards granted or shares of Common Stock issued by the Company in substitution or exchange for awards previously granted by an Acquired Entity.

(aa) “Treasury Regulations” means regulations promulgated by the United States Department of Treasury pursuant to the Code, including proposed or temporary regulations as applicable.

Section 2. Administration.

The Plan shall be administered by the Administrator. Pursuant to the terms of the Plan, the Committee shall serve as the Administrator and shall have the power and authority:

(a) to select those Eligible Recipients who shall be Participants;

(b) to determine whether and the extent to which Awards are to be granted to Participants under the Plan;

(c) to determine the number of Shares to be covered by or subject to each Award granted under the Plan;

(d) to determine the terms and conditions, including, if applicable, Performance Goals and Performance Periods, not inconsistent with the terms of the Plan, of each Award granted under the Plan;

(e) to accelerate at any time the exerciseability or vesting of all or any portion of any Award; and

(f) to determine the terms and conditions, not inconsistent with the terms of the Plan, that shall govern all written instruments evidencing Awards granted under the Plan, including Award Agreements.

The Administrator shall have the authority, in its sole discretion, to: adopt, alter, and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable; correct any defect, supply any omission, reconcile any inconsistency, and resolve any ambiguity in, and otherwise interpret, the terms and provisions of the Plan and any Award issued under the Plan (and any Award Agreement relating thereto); and otherwise supervise the administration of the Plan. All decisions made by the Administrator pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, including the Company and the Participants. Except to the extent prohibited by applicable law, the Administrator may delegate to one or more individuals the day-to-day administration of the Plan and any of the functions assigned to it in this Plan. Such delegation may be revoked at any time.

Notwithstanding the above, and subject to Sections 3, 4, 6, 9, 10, and 13, outstanding Options granted under the Plan shall not be repriced without approval by the Company’s shareholders. In particular, neither the Board nor the Administrator may take any action: (i) to amend the terms of an outstanding Option to reduce the Exercise Price thereof, cancel an Option and replace it with a new Option with a lower Exercise Price, or that has an economic effect that is the same as any such reduction or cancellation or (ii) to cancel an outstanding Option having an Exercise Price above the then-current Fair Market Value of the Stock in exchange for the grant of another type of Award, without, in each such case, first obtaining approval of the shareholders of the Company of such action.

Notwithstanding the above, and subject to applicable law, the Administrator, in its discretion, may delegate to a committee consisting of one or more officers of the Company including the Chief Executive Officer of the Company all or part of the Administrator’s authority and duties with respect to the granting of Awards to individuals who are (i) not subject to the reporting and other provisions of Section 16 of the Exchange Act and (ii) not members of the delegated committee. Any such delegation by the Administrator shall include a limitation as to the amount of Stock underlying Awards that may be granted during the period of the delegation and shall contain guidelines as to the determination of the exercise price and the vesting criteria. The Administrator may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Administrator’s delegate or delegates that were consistent with the terms of the Plan.

Section 3. Shares Subject to the Plan.

Subject to Section 4 of the Plan, the total number of Shares reserved and available for issuance under the Plan shall be 700,000 Shares. Such Shares may consist in whole or in part, of authorized and unissued shares or treasury shares. At all times the Company shall reserve and keep available a sufficient number of shares as shall be required to satisfy the requirements of all outstanding Options under the Plan. No fractional Shares shall be issued or delivered pursuant to the Plan. The Administrator shall determine whether cash, additional Awards or other securities or property shall be issued or paid in lieu of fractional Shares or whether any fractional shares should be rounded, forfeited or otherwise eliminated.

(a) Options and Restricted Stock. The maximum aggregate number of Shares that may be issued through ISOs shall be 500,000 shares and the maximum aggregate number of Shares associated with any Award of Options that may be granted in any calendar year to any one individual shall be 125,000 Shares. The maximum aggregate number of Shares to be awarded with respect to an Award of Restricted Stock shall be 200,000, and the maximum aggregate number of Shares associated with any Award of Restricted Stock that may be granted in any calendar year to any one individual shall be 50,000 Shares.

(b) Awards to Non-Employee Directors. The maximum aggregate number of Shares associated with any Award of Options that may be granted in any calendar year to any one “non-employee director” (as defined in Rule 16b-3 under the Securities Exchange Act of 1934) shall be 25,000 Shares. The maximum aggregate number of Shares to be awarded with respect to an Award of Restricted Stock that may be granted in any calendar year to any one “non-employee director” (as defined in Rule 16b-3 under the Securities Exchange Act of 1934) shall be 10,000 shares.

(c) Reissuance of Shares. Shares of Common Stock covered by an Award shall not be counted as used unless and until they are actually issued and delivered to a Participant. If any Award lapses, expires, terminates or is canceled prior to the issuance of shares thereunder or if shares of Common Stock covered by an Award are settled in cash in a manner that some or all of the shares covered by the Award are not issued, the shares subject to such Awards and the unissued shares resulting from the cash settlement shall again be available for issuance under the Plan. If any shares of Common Stock subject to an Award are not delivered to a Participant because the Award is exercised through a reduction of shares subject to the Award (i.e., “net exercised”), including if the tax withholding obligations relating to any Award are satisfied by delivering Shares of Common Stock (either actually or through attestation) or withholding Shares of Common Stock relating to such Award, the number of shares of Common Stock that are not delivered to the Participant shall no longer be available for issuance under the Plan. For the sake of clarification, any shares of Common Stock reacquired by the Company pursuant to Section 6 upon the exercise of an Option or as consideration for the exercise of an Option shall no longer be available for issuance under the Plan. The number of shares of Common Stock available for issuance under the Plan shall not be reduced to reflect any dividends that are reinvested into additional shares of Common Stock or credited as additional shares of Common Stock subject to or paid with respect to an Award.

(d) Substitute Awards. Notwithstanding any other provision of the Plan to the contrary, the Administrator may grant Substitute Awards under the Plan. In the event that a written agreement between the Company and an Acquired Entity pursuant to which a merger or consolidation is completed and approved by the Board and that agreement sets forth the terms and conditions of the substitution for or assumption of outstanding awards of the Acquired Entity, those terms and conditions shall be deemed to be the action of the Administrator without any further action by the Administrator, and the persons holding such awards shall be deemed to be Participants with respect to the Substitute Awards.

(e) Administrator’s Discretion to Accelerate Vesting of Awards. Except upon the occurrence of a Change in Control (which is governed by the provisions of Section 10 hereof), the Administrator may, in its discretion and as of a date determined by the Administrator, vest up to 100% (full vesting) any or all Awards awarded to a Participant pursuant to an Award and, upon such vesting, all vesting restrictions applicable to such Award shall terminate as of such date. Any action by the Administrator pursuant to this section may vary among individual Participants and may vary among the Awards held by any individual Participant. Notwithstanding the preceding provisions of this section, the Administrator may not take any action described in this section if such action shall cause any Award hereunder which is or becomes subject to Section 409A of the Code to fail to comply with the requirements of Section 409A of the Code.

(f) Forfeiture of Awards; Clawback of Shares. If the Company’s or any of its financial institution subsidiaries’ capital falls below the minimum requirements contained in 12 CFR Section 3 or below a higher requirement as determined by the Company’s or such subsidiary’s primary bank regulatory agency, such agency may direct the Company to require Participants to exercise or forfeit some or all of their Awards. All Awards granted under this Plan are subject to the terms of any such directive. In addition, Awards granted under this Plan within the prior two years of the event described in subsections (i)-(iii) below shall be forfeited and the Participant shall be obligated to repay the value realized, if any, from the conversion of Awards into shares of Stock under the following circumstances:

(i) Termination of employment or service for Cause;

(ii) A restatement of financial results attributable to the Participant’s actions, whether intentional or negligent; and

(iii) The Administrator determines that Award vesting was based on incorrect performance measurement calculations. In such event, vesting (and recoupment, if applicable) will be adjusted consistent with the actual, corrected results.

Notwithstanding the forgoing sentence, the Administrator shall have the authority, in its sole discretion, to not enforce the foregoing clawback of Shares if it determines that such clawback would not be in the best interest of the Company and its shareholders.

(g) Deferral of Award Payments. The Administrator may establish one or more programs under the Plan to permit selected Eligible Recipients the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance criteria, or other event that, absent the election, would entitle the Eligible Recipient to payment or receipt of Shares or other consideration under an Award. The Administrator may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, Shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Administrator deems advisable for the administration of any such deferral program.

(h) Transferability of Awards.

(i) Except as provided in Section 3(h)(ii) below, during an Eligible Recipient’s lifetime, his or her Awards shall be exercisable only by the Eligible Recipient or his or her legal representative or guardian (in the event of incapacity). No Awards shall be sold, assigned, transferred or otherwise encumbered or disposed of by an Eligible Recipient other than by will or by the laws of descent and distribution or pursuant to a domestic relations order. No Award shall be subject, in whole or in part, to attachment, execution, or levy of any kind and ay purported transfer in violation hereof shall be null and void.

(ii) Notwithstanding Section 3(h)(i), the Administrator, in its discretion, may provide either in the Award certificate regarding a given Award or by subsequent written approval that the Eligible Recipient (who is an employee or director) may transfer his or her Nonqualified Options to his or her immediate family members, to trusts for the benefit of family members, or to partnerships in which family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Award. In no event may an Award be transferred by an Eligible Recipient for value.

Section 4. Corporate Transactions.

Subject to the provisions of Section 10 hereof relating to a Change in Control, in the event of any merger, consolidation, combination, reorganization, recapitalization, reclassification, extraordinary cash dividend, stock dividend, stock split, reverse stock split, or other change in corporate structure, the Administrator shall make an equitable substitution or proportionate adjustment in (i) the aggregate number of Shares reserved for issuance under the Plan, and (ii) the kind, number, and Exercise Price of Shares (or other cash or property) issuable with respect to outstanding Options granted under the Plan (which may become, without limitation, shares of an acquiring entity or other successor corporation that assumes this Plan), and (iii) the kind and number of Shares subject to any outstanding Awards of Restricted Stock and Restricted Stock Units granted under the Plan (which may become, without limitation, shares of an acquiring entity or other successor corporation that assumes this Plan), in each case as may be determined by the Administrator, in its sole discretion; provided, that with respect to ISOs, any adjustment shall be made in accordance with the provisions of Section 424(h) of the Code and any regulations or guidance promulgated thereunder; and provided, further, that no such adjustment shall cause any Award hereunder which is or becomes subject to Section 409A of the Code to fail to comply with the requirements of Section 409A of the Code.

Section 5. Eligibility.

The Participants under the Plan shall be selected from time to time by the Administrator, in its sole discretion, from among the Eligible Recipients. Participation in the Plan through receipt of an Award in any year does not guarantee a Participant participation in future years or participation at the same level. The Administrator shall have the authority to grant Awards under the Plan to the Eligible Recipients; provided, however, that a grant of an ISO can only be made to an Eligible Recipient who is also an employee within the meaning of Section 422(a)(2) of the Code.

Section 6. Options.

Options may be granted alone or in addition to other Awards granted under the Plan. Any Option granted under the Plan shall be substantially in the form as the Administrator may from time to time approve, and the provisions of each Option need not be the same with respect to each Participant. Participants who are granted Options shall enter into an Award Agreement with the Company in such form as the Administrator shall determine, which Award Agreement shall set forth, among other things, the Exercise Price of the Option, the term of the Option and provisions regarding exercisability of the Option granted in connection with such Award Agreement.

Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Nonqualified Stock Options. If and to the extent any Option granted under the Plan intended to qualify as an ISO does not qualify as an ISO, such Option shall constitute a separate NQSO. Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable:

(a) Option Exercise Price. The Exercise Price of Shares issuable with respect to an Option shall be determined by the Administrator in its sole discretion, provided, however, that such Exercise Price shall not be less than 100% of the Fair Market Value on the Grant Date, except in the case of Substitute Awards. If a Participant owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any subsidiary and an ISO is granted to such Participant, the Exercise Price of such ISO shall be no less than 110% of the Fair Market Value on the Grant Date of such Option.

(b) Option Term. The term of each Option shall be fixed by the Administrator, but no Option shall be exercisable more than 10 years after the Grant Date of such Option; provided, however, that if an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any subsidiary and an ISO is granted to such employee, the term of such ISO (to the extent required by the Code at the time of grant) shall be no more than five years from the Grant Date.

(c) Exercisability. Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator at the time of grant. Specifically such terms and conditions may include (i) the attainment of one or more Performance Goals established by the Administrator, (ii) the Participant’s continued employment with the Company or any subsidiary, or continued service as a director, consultant or advisor of the Company or any subsidiary, for a specified period of time, (iii) the occurrence of any other event or the satisfaction of any other condition specified by the Administrator in its sole discretion, or (iv) a combination of any of the foregoing. The Administrator may provide that any Option shall be exercisable only in installments, and the Administrator may waive such installment exercise provisions at any time, in whole or in part, based on such factors as the Administrator may determine, all in its sole discretion. An Option designated as an Incentive Stock Option shall cease to qualify for favorable tax treatment as an Incentive Stock Option to the extent it is exercised (if permitted by the terms of the Option) (1) more than three months after the date of a Participant’s termination of employment if termination was for reasons other than death or disability, (2) more than one year after the date of a Participant’s termination of employment if termination was by reason of death or disability, or (3) more than six months following the first day of a Participant’s leave of absence that exceeds three months, unless the Participant’s reemployment rights are guaranteed by statute or contract.

(d) Method of Exercise. Subject to Sections 6(c) and 9 of the Plan, vested Options may be exercised in whole or in part at any time during the Option term, by giving notice as described in the applicable Award Agreement. As determined by the Administrator in its sole discretion, payment in whole or in part may also be made: (i) to the extent permitted by applicable law, by means of any cashless exercise procedure approved by the Administrator, including by means of a net exercise whereby the Company issues Shares reduced by the number of Shares needed to satisfy the Exercise Price and/or the Participant’s tax withholding obligations; (ii) in the form of unrestricted shares of Common Stock already owned by the Participant (based on the Fair Market Value on the date the Option is exercised); provided, however, that in the case of an ISO, the right to make payment in the form of already owned shares of Common Stock may be authorized only at the time of grant; (iii) any other form of consideration approved by the Administrator and permitted by applicable law; or (iv) any combination of the foregoing A Participant shall generally have the rights to dividends and any other rights of a shareholder with respect to the Shares subject to the Option only after the Participant has given written notice of exercise, has paid in full for such Shares, and, if requested, has given the representation described in paragraph (b) of Section 13 of the Plan.

(e) Annual Limit on Incentive Stock Options. To the extent that the aggregate Fair Market Value (determined as of the Grant Date of the ISO) of Shares with respect to which ISOs granted to a Participant under this Plan and all other equity compensation plans of the Company or any subsidiary become exercisable for the first time by the Participant during any calendar year exceeds $100,000 (as determined in accordance with Section 422(d) of the Code), the number of Shares attributable to the amount of such Fair Market Value exceeding $100,000 shall be treated as issuable with respect to NQSOs. The maximum aggregate number of shares of Stock that may be subject to ISOs that may be granted under the Plan shall be 500,000 shares.

(f) Taxation of Incentive Stock Options.

(i) In order to obtain certain tax benefits afforded to Incentive Stock Options under Section 422 of the Code, the Participant must hold the shares acquired upon the exercise of an Incentive Stock Option for two years after the Grant Date and one year after the date of exercise.

(ii) A Participant may be subject to the alternative minimum tax at the time of exercise of an Incentive Stock Option. The Participant shall give the Company prompt notice of any disposition of shares acquired on the exercise of an Incentive Stock Option prior to the expiration of such holding periods described in (i) above.

(g) Certain Successor Options. To the extent not inconsistent with the terms, limitations and conditions of Section 422 of the Code and any regulations promulgated with respect thereto, an Option issued in respect of an option held by an employee to acquire stock of any entity acquired, by merger or otherwise, by the Company (or any subsidiary of the Company) may contain terms that differ from those stated in this Section 6, but solely to the extent necessary to preserve for any such employee the rights and benefits contained in such predecessor option, or to satisfy the requirements of Section 424(a) of the Code.

(h) Code Definitions. For purposes of this Section 6, “disability,” “parent corporation” and “subsidiary corporation” shall have the meanings attributed to those terms for purposes of Section 422 of the Code.

(i) Non-Exempt Employees. No Option, whether or not vested, granted to an Participant who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, shall be first exercisable for any shares of Common Stock until at least six months following the date of grant of the Option. Notwithstanding the foregoing, consistent with the provisions of the Worker Economic Opportunity Act, (i) in the event of the Participant’s death or Disability, (ii) upon a Corporate Transaction as described in Section 4 in which such Option is not assumed, continued, or substituted, or (iii) upon a Change in Control, any such vested Options may be exercised earlier than six months following the date of grant. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option will be exempt from his or her regular rate of pay.

Section 7. Restricted Stock.

(a) General. Awards of Restricted Stock may be granted either alone or in addition to other Awards granted under the Plan. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, awards of Restricted Stock shall be made; the number of Shares to be awarded with respect to an Award of Restricted Stock; and the Restricted Period (as defined in Section 7(c) of this Plan) applicable to an Award of Restricted Stock. Award Agreements with respect to Restricted Stock shall be in such form as the Administrator may from time to time approve, and the provisions of Awards of Restricted Stock need not be the same with respect to each Participant. An Award of Restricted Stock shall be subject to such terms and conditions not inconsistent with the Plan as the Administrator shall impose and shall be evidenced by an Award Agreement.

(b) Stock Certificates. Subject to Section 7(c) below, with respect to each Participant who is granted an Award of Restricted Stock, the Company shall either (i) issue a stock certificate in respect of such Award of Restricted Stock, which certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award of Restricted Stock; or (ii) enter such Award of Restricted Stock in book entry form (with appropriate restrictions noted with respect thereto), such method to be determined by the Administrator in its sole discretion. The Company may require that any stock certificates evidencing Restricted Stock granted under the Plan be held in the custody of the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Award of Restricted Stock, the Participant shall have delivered a stock power, endorsed in blank, relating to the Shares covered by such Award of Restricted Stock.

(c) Restrictions and Conditions Applicable to Restricted Stock. An Award of Restricted Stock granted pursuant to this Section 7 shall be subject to the following restrictions and conditions:

(i) Subject to the provisions of the Plan and the Award Agreement governing any such Award of Restricted Stock, during such period as may be set by the Administrator commencing on the date of grant of the Award, the Participant shall not be permitted to sell, transfer, pledge, or assign such Shares of Restricted Stock (such period, the “Restricted Period”); provided, however, that the Administrator may, in its sole discretion, provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part based on such factors and such circumstances as the Administrator may determine, in its sole discretion. Notwithstanding the preceding provision of this section, the Administrator may not take any action described in this section if such action shall cause any Award hereunder which is or becomes subject to Section 409A of the Code to fail to comply with the requirements of Section 409A of the Code. Such restrictions shall be determined by the Administrator in its sole discretion, and the Administrator may provide that such restrictions lapse upon (1) the attainment of one or more Performance Goals established by the Administrator, (2) the Participant’s continued employment with the Company or any subsidiary, or continued service as a director, consultant or advisor of the Company or any subsidiary, for a specified period of time, (3) the occurrence of any other event or the satisfaction of any other condition specified by the Administrator in its sole discretion, or (4) a combination of any of the foregoing.

(ii) Subject to paragraph (b) of Section 12 of the Plan and/or unless otherwise provided in an Award Agreement, a Participant awarded Restricted Stock under the Plan generally shall have the rights of a shareholder of the Company with respect to such Restricted Stock during the Restricted Period (including, without limitation, the right to vote the Restricted Stock and to receive dividends thereon).

(iii) If a Participant makes an election pursuant to Section 83(b) of the Code, the Participant shall be required to file promptly a copy of such election form with the Company.

Section 8. Stock or Other Stock-Based Awards.

The Administrator is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to Shares, as deemed by the Administrator to be consistent with the purposes of the Plan, including without limitation Shares awarded purely as a “bonus” and not subject to any restrictions or conditions, awards of restricted stock units, stock appreciation rights, performance awards, performance units, phantom stock, dividend equivalents or similar rights to purchase or acquire Shares, convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, and Awards valued by reference to book value of Shares or the value of securities of or the performance of specified Parents or Subsidiaries. The Administrator shall determine the terms and conditions of such Awards.

Section 9. Termination of Employment or Service.

Unless otherwise set forth in Section 13 of the Plan and subject to Section 10 below, or as may otherwise be set forth in an Award Agreement, if a Participant’s employment with or service as an officer, director, employee, consultant, or advisor of the Company or of any subsidiary: (a) terminates for any reason and on the date of termination of employment or service the Participant is not vested as to his or her entire Award, the Shares issuable with respect to the unvested portion of such Award shall be forfeited; and (b) terminates for the reasons described below and on the date of termination of employment or service the Participant is vested as to any Options, then if such termination is (i) by reason of his or her death or Permanent and Total Disability, any vested Option may thereafter be exercised for a period of twelve months following termination of employment or service; (ii) for Cause, then any vested Option shall cease to be exercisable and shall terminate; or (iii) for any other reason than listed in subsections (b)(i) and (b)(ii) above, then any vested Option may thereafter be exercised for a period of three months following termination of employment or service. If, and to the extent that, after termination of employment or service, the Participant does not exercise his or her Option within the applicable time stated above, the unexercised Option shall terminate.

Section 10. Change in Control.

Unless otherwise determined in an Award Agreement, in the event of a Change in Control:

(a) Effective immediately prior to the occurrence of the Change in Control, (i) each outstanding Award shall become fully vested and, if applicable, exercisable, (ii) the restrictions and forfeiture conditions applicable to any such Award granted shall lapse, and (iii) any performance conditions imposed with respect to Awards shall be deemed to be fully achieved.

(b) The Administrator may notify all Participants that all outstanding Awards shall be assumed by the acquiring entity or substituted on an equitable basis with awards issued by the acquiring entity. For purposes of this Section 10, an Award shall be considered assumed or substituted for if, following the Change in Control, the Award remains subject to the same terms and conditions that were applicable to the Award immediately prior to the Change in Control except that, if the Award related to Shares, the Award instead confers the right to receive common stock or other securities of the acquiring entity.

(c) Notwithstanding any other provision of the Plan, in the event of a Change in Control, except as would otherwise result in adverse tax consequences under Section 409A of the Code, the Board may, in its sole discretion, provide that any Award shall, immediately upon the occurrence of a Change in Control, be cancelled in exchange for a payment in cash or securities in an amount equal to (i) the excess (if any) of the consideration paid per Share in the Change in Control (as determined by the Administrator in its sole discretion) over the exercise or purchase price (if any) per Share subject to the Award multiplied by (ii) the number of Shares subject to the Award (if the consideration paid per share in the Change in Control is deemed by the Administrator to be less than the Exercise Price or purchase price (if any) per Share subject to an Award, then such Awards may be deemed to have been paid in full and canceled by the Administrator).

Section 11. Amendment and Termination.

The Board may amend, alter, or discontinue the Plan, but no amendment, alteration, or discontinuation that would materially impair the rights of a Participant under any Award granted or Award Agreement in effect under the Plan shall be made without such Participant’s consent. The Administrator may accept surrender of outstanding Awards and grant new Awards in substitution for them; provided, that the Administrator will not, without prior shareholder approval, exchange underwater Options or otherwise modify the exercise price or purchase price of any Option or Award that has the effect of being a repricing. To the extent necessary and desirable, approval of the Company’s shareholders shall be obtained for any amendment that would:

(a) increase the total number of Shares reserved for issuance under the Plan; or

(b) change the class of officers, directors, employees, consultants, and advisors eligible to participate in the Plan.

The Administrator may amend the terms of any Award granted under the Plan, prospectively or retroactively, but, subject to Section 4 of the Plan, no such amendment shall impair the rights of any Participant without his or her consent. Notwithstanding the previous sentence, the Administrator reserves the right to amend the terms of any Award or Award Agreement as may be necessary or appropriate to avoid adverse tax consequences under Section 409A of the Code, to comply with any requirements under the forfeiture provisions set forth in Section 3(j) of the Plan, to comply with the requirements in the Company’s “clawback” policy regarding incentive compensation, to comply with such “clawback” requirements under the Sarbanes-Oxley Act of 2002 or the Dodd-Frank Wall Street Reform and Consumer Protection Act, as amended from time to time, or to maintain the qualified status of any Incentive Stock Option.

Section 12. Unfunded Status of Plan.

The Plan is intended to constitute an “unfunded” plan. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general unsecured creditor of the Company.

Section 13. General Provisions.

(a) Shares shall not be issued pursuant to the exercise or settlement of any Award granted under the Plan unless the exercise or settlement of such Award and the issuance and delivery of such Shares pursuant to such Award shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, the Securities Exchange Act of 1934, withholding tax requirements and the requirements of any stock exchange upon which the Common Stock may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. The Company may rely on an opinion of its counsel as to such compliance. Any share certificate issued to evidence Common Stock for which an Award is exercised or issued may bear such legends and statements as the Administrator may deem advisable to assure compliance with Federal and state laws and regulations.

(b) The Administrator may require each person acquiring Shares granted under the Plan to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to distribution thereof. All certificates for Shares delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed, and any applicable Federal or state securities law. The certificates for such Shares may include any legend that the Administrator deems appropriate to reflect any restrictions on transfer for such Shares.

(c) Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements. The adoption of the Plan or granting of an Award shall not confer upon any Eligible Recipient any right to continued employment with or service to the Company or any subsidiary, as the case may be, nor shall it interfere in any way with the right of the Company or any subsidiary to terminate the employment or service of any Eligible Recipient at any time

(d) Unless otherwise set forth in an applicable Award Agreement, a Participant may elect, no later than the date as of which the value of an Award becomes includible in the gross income of the Participant for Federal income tax purposes (the “withholding date”), to have the Company withhold vested whole shares of Common Stock deliverable upon the exercise of an Option or the vesting of the Restricted Stock or Restricted Stock Units to satisfy (in whole or in part) the amount, if any, that the Company or any subsidiary is required to withhold for taxes; provided, however, that the Fair Market Value (as of the withholding date) of the shares of Common Stock so withheld does not exceed the amount that would be withheld if the Maximum Statutory Tax Rate were used as the applicable tax withholding rate. “Maximum Statutory Tax Rate” means the applicable maximum statutory federal, state and local tax rates in the Participant’s jurisdiction (including the Participant’s share of payroll and similar taxes), even if the maximum rate exceeds the highest rate that may be applicable to the specific Participant. Any such election shall be irrevocable.

To the extent that a Participant does not make such an election, or such election does not fully satisfy any minimum statutorily required withholding tax payments, then (x) the Company may require that the Participant pay to the Company, or make arrangements satisfactory to the Company regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such Award, as a condition of the exercise of any Option, (y) the Company may withhold vested whole shares of Common Stock deliverable upon exercise of an Option or vesting of the Restricted Stock or Restricted Stock Units to satisfy (in whole or in part) the amount, if any, that the Company or any subsidiary is required to withhold for taxes; provided, however, that the Fair Market Value (as of the withholding date) of the shares of Common Stock so withheld does not exceed the amount that would be withheld if the Maximum Statutory Tax Rate were used as the applicable tax withholding rate, and (z) the Company shall have the right to deduct from any payment of any kind otherwise due to a Participant up to an amount equal to any federal, state or local taxes of any kind required by law to be withheld in connection with the granting, vesting or exercise of an Award (not to exceed the amount determined by the Company to be the applicable maximum statutorily required withholding tax payments). Upon request, the Participant shall reimburse the Company for any taxes that the Company withholds that are not otherwise reimbursed as contemplated above in this Section 13(d).

(e) No member of the Board or the Administrator, nor any officer or employee of the Company acting on behalf of the Board or the Administrator, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Administrator and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination, or interpretation.

(f) If a Participant is an officer or director of the Company within the meaning of Section 16, Awards granted hereunder shall be subject to all conditions required under Rule 16b-3, or any successor rule(s) promulgated under the Securities Exchange Act of 1934, to qualify the Award for any exemption from the provisions of Section 16 available under such Rule. Such conditions are hereby incorporated herein by reference and shall be set forth in the agreement with the Participant, which describes the Award.

(g) The Company shall be under no obligation to effect the registration pursuant to the Securities Act of 1933 of any shares of Stock to be issued hereunder or to effect similar compliance under any state laws. Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any shares of Stock pursuant to the Plan unless and until the Company is advised by its counsel that the issuance and delivery of such shares is in compliance with all applicable laws, regulations or governmental authority and the requirements of any securities exchange on which shares of Stock are traded or any over-the-counter market on which the Common Stock is quoted. The Administrator may require, as a condition of the issuance and delivery of shares of Stock pursuant to the terms hereof, that the recipient of such shares make such covenants, agreements and representations, and that such shares, if certificated, bear such legends, and if dematerialized, be so restricted, in each case, as the Administrator, in its sole discretion, deems necessary or desirable.

(h) The Administrator may decide to collect, use and transfer, in electronic or other form, personal data as described in this Plan or any Award for the exclusive purpose of implementing, administering and managing participation in the Plan. By accepting an Award, each Eligible Recipient acknowledges that the Company holds certain personal information about the Eligible Recipient, including, but not limited to, name, home address and telephone number, date of birth, social security number or other identification number, salary, nationality, job title, details of all Awards awarded, cancelled, exercised, vested or unvested, for the purpose of implementing, administering and managing the Plan (the “Data”). Each Eligible Recipient further acknowledges that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan and that these third parties may be located in jurisdictions that may have different data privacy laws and protections, and each Eligible Recipient authorizes such third parties to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purpose of implementing, administering and managing the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the recipient or the Company may elect to deposit any Shares acquired upon any Award.

Section 14. Compliance with Section 409A of the Code.

This Plan and Awards granted hereunder are intended to comply with the requirements of Section 409A of the Code (“Section 409A”), to the extent applicable. All Awards shall be construed and administered such that the Award either (i) qualifies for an exemption from the requirements of Section 409A, or (ii) satisfies the requirements of Section 409A. If an Award is subject to Section 409A, unless the Award Agreement specifically provides otherwise: (a) distributions shall only be made in a manner and upon an event permitted under Section 409A; (b) payments to be made upon a Change in Control shall only be made upon a “change of control event” under Section 409A; (c) payments to be made upon a termination of employment shall only be made upon a “separation from service” under Section 409A; (d) each payment shall be treated as a separate payment for purposes of Section 409A; and (e) in no event shall an Eligible Recipient, directly or indirectly, designate the calendar year in which a distribution is made, except in accordance with Section 409A. Settlement of any Award subject to Section 409A may not be accelerated except to the extent permitted by Section 409A. Any Award granted under this Plan that is subject to Section 409A and that is to be distributed to a “specified employee” (as defined in Section 409A) upon a separation from service shall be administered so that any distribution with respect to such Award shall be postponed for six months following the date of the Eligible Recipient’s separation from service, if required by Section 409A. Upon the expiration of the applicable waiting period set forth in the preceding sentence, all payments and benefits deferred pursuant to this Section 14 (whether they would have otherwise been payable in a single lump sum or in installments in the absence of such deferral) shall be paid to such Participant in a lump sum as soon as practicable, but in no event later than 60 calendar days, following such expired period, and any remaining payments due under this Plan will be paid in accordance with the normal payment dates specified for them herein. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date of the Plan, the Administrator determines that any Award may be subject to Section 409A, the Administrator may adopt such amendments to the Plan and/or the applicable Award agreement or adopt other policies or procedures, or take any other actions that the Administrator determines are necessary or appropriate to (1) exempt the Award from Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (2) comply with the requirements of Section 409A. Notwithstanding anything in the Plan or any Award agreement to the contrary, each Eligible Recipient shall be solely responsible for the tax consequences of Awards, including any penalties under Section 409A(a), and in no event shall the Company have any responsibility or liability if an Award does not meet any applicable requirements of Section 409A. Although the Company intends to administer the Plan to prevent taxation under Section 409A, the Company does not represent or warrant that the Plan or any Award complies with any provision of federal, state, local or other tax law.

Section 15. Notice.

All notices, requests, waivers, and other communications required or permitted hereunder shall in writing and shall be either personally delivered, sent by reputable overnight courier service or mailed by first class mail, return receipt requested, to the recipient at the address below:

TC Bancshares, Inc.

Attn: Gregory H. Eiford

131 South Dawson Street

Thomasville, GA 31792

(229) 226-3221

or such other address or the attention of such other person as the recipient party shall have specified by prior written notice to the sending party, or sent by other electronic means. All such notices, requests, waivers and other communications shall be deemed to have been effectively given: (a) when personally delivered to the party to be notified; (b) when sent by confirmed facsimile to the party to be notified; (c) five (5) business days after deposit in the United States Mail postage prepared by certified or registered mail with return receipt requested at any time other than during a general discontinuance of postal service due to strike, lockout, or otherwise (in which case such notice, request, waiver or other communication shall be effectively given upon receipt) and addressed to the party to be notified as set forth above; or (d) two (2) business days after deposit with a national overnight delivery service, postage prepaid, addressed to the party to be notified as set forth above with next-business-day delivery guaranteed. A party may change its or his notice address given above by giving the other party ten (10) days’ written notice of the new address in the manner set forth above.

The Administrator may decide to deliver any documents related to any Award granted under the Plan through an online or electronic system established and maintained by the Company or another third party designated by the Company (“electronic system”) or to request an Eligible Recipient’s consent to participate in the Plan by electronic means. By accepting an Award, each Eligible Recipient consents to receive such documents by electronic delivery and agrees to participate in the Plan through an electronic system and such consent shall remain in effect until all Awards have been paid or until withdrawn in writing by the Eligible Recipient.

Section 16. Governing Law and Interpretation.

The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Georgia, without reference to principles of conflict of laws.

Section 17. Severability.

If, for any reason, any provision of this Plan is held invalid, such invalidity shall not affect any other provision of this Plan not held so invalid, and each such other provision shall to the full extent consistent with law continue in full force and effect. If any provision of this Plan shall be held invalid in part, such invalidity shall in no way affect the rest of such provision not held so invalid, and the rest of such provision, together with all other provisions of this Plan, shall to the full extent consistent with law continue in full force and effect.

Section 18. Term of Plan.

The Plan shall be effective as of the Effective Date. No Award shall be granted pursuant to the Plan on or after the fifth anniversary of the Effective Date, but Awards granted under the Plan prior to the fifth anniversary of the Effective Date may extend beyond the fifth anniversary of the Effective Date pursuant to the terms of the Award as provided for under the Plan and the terms of the applicable Award Agreement.

* * * * *

IN WITNESS WHEREOF, the Board of Directors of the Company has adopted this Plan, to be executed on behalf of the Company by a duly designated officer of the Company, as of the day and year first above written as the Effective Date.

TC Bancshares, Inc.

By: /s/ Gregory H. Eiford

Name: Gregory H. Eiford

Title: Chief Executive Officer

Appendix A

Participating Employers

TC Bancshares, Inc.

TC Federal Bank

TEST ISSUE REF 1999 REG 2 MAIN STREET ANYWHERE PA 99999-9999 Proxy for: TEST ISSUE REF 1999 REG Meeting date: May 19, 2022 Voting Instructions You can vote by Internet Instead of mailing your proxy, you may choose to vote on the Internet. Validation details including Control ID are located on this form. Please vote immediately. Your vote is important. Log on to the Internet and go to https://ipst.pacificstocktransfer.com/pxlogin See your Control ID below. Follow the steps outlined on this secured Web site. * SPECIMEN * 1 MAIN STREET ANYWHERE PA 99999-9999 Meeting Information The Annual Meeting of Stockholders of TC Bancshares, Inc. will be held in person at Marriot Courtyard, Thomasville, GA Georgia 31792, on Thursday, May 19, 2022 at 8:30 a.m. (local time). The notice of materials and this proxy card are being mailed to all stockholders eligible to vote at the Annual Meeting. CONTROL ID: (For Internet Voting) PROXY #: 99 (For Mail In Voting) ***REGISTRAR MUST RECEIVE YOUR VOTING INSTRUCTIONS BY 11:59PM ON 5/18/22*** PROXY CARD: RETURN ENTIRE PAGE IF MAILING IN This Proxy will be voted in accordance with the directions given herein. If no direction is given, this proxy will be voted per the Board of Director's recommendation. A. Voting Items (Mark only one box per nominee or item in black or blue ink) *The Board of Directors recommend a vote FOR each of the matters and nominees listed below. 1. Election of Directors for a three-year term (see Proxy Statement) G. Matthew Brown For Withhold Charles M. Dixon For Withhold Peter "Trey" A. DeSantis III For Withhold 2. Ratification of the appointment of Wipfli LLP as the Company's Independent Registered Public Accounting Firm for the year ending December 31, 2022 For Against Abstain Proxy #: 99 Shares: 90.00

PROXY CARD

TC BANCSHARES, INC.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. IF NO DIRECTION IS MADE AND THE PROXY IS SIGNED AND RETURNED, THE PROXY WILL BE VOTED "FOR" PROPOSALS 1 AND 2.

IMPORTANT—This Proxy must be signed and dated below.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Proxy Statement is available at http://www.annualgeneralmeetings.com/tcbancshares

THIS IS YOUR PROXY

YOUR VOTE IS IMPORTANT!

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE "FOR" PROPOSALS 1 AND 2

FOR	AGAINST	ABSTAIN
☐	☐	☐

FOR	AGAINST	ABSTAIN
☐	☐	☐

Important: Please sign and date your proxy card. Please sign exactly as your name(s) appear(s) on this proxy. All joint owners of shares must sign. When signing as attorney, executor, trustee, guardian, corporate officer, etc., please indicate full title.

Date: ______________________________________

Signature: ___________________________________

Signature: ___________________________________

Title: _______________________________________

VOTING INSTRUCTIONS ON REVERSE

Voting Instructions

You may vote your proxy in the following ways:

- Via Internet:
  - Login to http://www.annualgeneralmeetings.com/tcbancshares
  - Enter your control number (12 digit number located below)

- Via Mail:

  Pacific Stock Transfer Company
  6725 Via Austi Parkway, Suite 300
  Las Vegas, Nevada 89119

CONTROL NUMBER

You may vote by Internet 24 hours a day, 7 days a week. Internet voting is available through 11:59 p.m., Eastern Time, on September 20, 2022.

PROXY FOR: TEST ISSUE REF 1999 REG 2 MAIN STREET ANYWHERE PA 99999-9999 PROXY CARD PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS ON MAY 19, 2022 The undersigned shareholder(s) of TC Bancshares, Inc. (the "Corporation") hereby acknowledge(s) receipt of the Notice of Annual Meeting of Shareholders, dated April 1, 2022 and hereby appoint(s) Gregory H. Eiford and Linda Palmer, or either of them, Proxy of the undersigned, with full power of substitution and revocation, and authorize(s) him or her to vote the number of shares which the undersigned would be entitled to cast if personally present at the Annual Meeting of Shareholders of the Corporation to be held on Thursday, May 19, 2022, at 8:30 a.m. (local time), at the Marriot Courtyard, Thomasville, Georgia 31792, and any adjournment(s) thereof. THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED FOR PROPOSAL 1 AND FOR PROPOSAL 2. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Proxy Statement and Annual Report are available at http://annualgeneralmeetings.com/tcbancshares How to Request and Receive a PAPER or E-MAIL Copy: If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request: 1) BY E-MAIL: info@pacificstocktransfer.com 2) BY TELEPHONE: 1-800-785-7782 B. Authorized Signatures - This section must be completed for your vote to be counted. Date and Sign Below. Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give the full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership’s name by authorized person. Signatures and Date: I plan to attend the meeting on 5/19/22 ADDRESS CHANGE - This section is to write in an address change. If voting by mail, you must complete Sections A & B and mail in the provided envelope.